                             DATED:  1 AUGUST 1996

                               SUNBASE ASIA, INC.   (1)

                        KAN CHE KIN, BILLY ALBERT   (2)
                        ---



                       ________________________________

                              EMPLOYMENT CONTRACT
                       ________________________________

                               TABLE OF CONTENTS

     CLAUSE    HEADINGS
     ------    --------

     1         DEFINITIONS AND INTERPRETATION

     2         TERM OF EMPLOYMENT

     3         DUTIES AND WORKING HOURS

     4         SALARY

     5         STOCK OPTIONS

     6         EXPENSES

     7         INSURANCE

     8         SICKNESS OR DISABILITY

     9         HOLIDAYS

     10        CONFIDENTIAL INFORMATION

     11        TERMINATION

     12        SUSPENSION

     13        OBLIGATIONS UPON TERMINATION OF EMPLOYMENT

     14        RESTRICTIONS AFTER TERMINATION

     15        GRIEVANCE AND DISCIPLINARY PROCEDURE

     16        NOTICES

     17        CANCELLATION OF PREVIOUS AGREEMENTS

     18        GOVERNING LAW, JURISDICTION

     19        CONTINUANCE OF TERMS

               EXECUTION

     DATED:  1 AUGUST 1996
     -----

     PARTIES:
     -------

     (1) Sunbase Asia, Inc., a Nevada corporation whose registered office is at 1280 Terminal Way, Suite 3, Reno, Nevada 89502, United States of America and whose Hong Kong office is at 19/F First Pacific Bank Centre, 51-57 Gloucester Road, Wanchai, Hong Kong (the "Company"); and

     (2)  KAN CHE KIN, BILLY ALBERT of D6, Dragon Garden, 1-4 Chun Fai Terrace,
          ---
          Tai Hong Road, Hong Kong (the "Director").

     OPERATIVE PROVISIONS:
     --------------------

     1.      DEFINITIONS AND INTERPRETATION
             ------------------------------

     1.1 In this Agreement, unless the context otherwise requires, the following words and expressions shall have the following meanings:

     "Associated Company"       any company which is (a) a subsidiary company,
                                or (b) a company having an ordinary share capital of which not less than 25% is owned directly or indirectly by the Company, or (c) a company to which the Company or any of its Associated Companies renders managerial, administrative or technical services in the ordinary course of its business;

     "Board" the board of directors from time to time of the Company and any duly appointed committee thereof;

     "Business of the Company"  the business of trading, marketing, manufacturing or otherwise dealing in bearing components or products;

     "Commencement Date"        1 August 1996;

     "subsidiary"               the same meanings as attributed to it by section
                                2 of the Companies Ordinance (Cap.32) Laws of
                                Hong Kong; and

     "Option"                   an option to subscribe for Shares in Sunbase
                                Asia, Inc.;

     "Option Period"            the term of each Option shall be no more than
                                ten years from the Year(s) of Exercise;

     "Share" an ordinary share in the capital of the Company to be issued fully paid;

     "Shareholder"              the holder of a Share;

     "$" and "cents"            Hong Kong dollars and cents;

     "US$ and cents"            United States dollars and cents.

     1.2 Words denoting the singular shall include the plural and vice versa and words denoting any gender shall include all genders.

     1.3 Headings used in this Agreement are for convenience only and shall not affect its interpretation.

     2.      TERM OF EMPLOYMENT
             ------------------

     2.1 The Director shall serve the Company as Vice Chairman and Managing Director or in such other capacity of an equivalent status as the Company may reasonably require. The director accepts that the Company may require him to perform other duties or tasks not within the scope of his normal duties and the Director agrees to perform those duties or undertake those tasks as if they were specifically required under this Agreement.

     2.2 The Director's employment shall commence on the Commencement Date and shall continue (subject to earlier termination as provided in this Agreement) until terminated by either party giving to the other not less than 12 months' prior notice expiring on or at any time after the end of the specified period.

     2.3 The Company is entitled at any time to appoint another person or persons to act jointly with the Director.

     3.      DUTIES AND WORKING HOURS
             ------------------------

     3.1 During the continuance of his employment hereunder the Director shall:

             (a) develop, market and promote such products of the Company or any Associated Company as may be required by the Board;

             (b) exercise such powers and functions and perform such duties in relation to the Business of the Company or any Associated Company as may from time to time be vested in or assigned to him by the Board and shall comply with all directions from time to time given to him by the Board (or by anyone authorized by the Board) and with all rules and regulations from time to time laid down by the Company concerning its employees;

             (c) (unless prevented by ill health or accident and except during holidays permitted by this Agreement) devote not less than 100 hours each month of his time, attention and abilities to carrying out his duties hereunder;

             (d) carry out his duties in a proper loyal and efficient manner and shall use his best endeavours to promote the interests and reputation of the Company and its Associated Companies and not do anything which is to their detriment;

             (e) work at and/or travel to such places in such manner and on such occasions as the Company may from time to time require;

             (f) keep the Board promptly and fully informed (in writing if so requested) of his conduct of the business or affairs of the Company and its Associated Companies and provide such explanations as the Board may require.

     4.      SALARY
             ------

     4.1 The Director shall be paid by way of remuneration for his services during his employment hereunder a salary at the rate of HK$1,625,000.00 per annum. Such salary shall be paid by twelve monthly instalments in arrear on the last day of every month and one instalment on the last day before Chinese New Year Day.

     4.2 The salary payable hereunder shall be reviewed annually by the Board and the rate thereof may be increased with effect from any such review date.

     4.3 If Director dies or, as defined in Section 11.1(e) below, becomes totally disabled, the Company shall continue to pay Director or Director's heirs, successors or assigns the Salary for a period of six months, commencing on the date that Director dies or becomes totally disabled.

     5.      STOCK OPTIONS
             -------------

     5.1 The Company shall grant the following Stock Options to the Director under the terms and conditions as approved by the Company's Compensation Committee on 1 July 1996:

                                  Exercise Price  Number of Shares
     Years of Exercise            per Share       per Option Rights
     -----------------            ---------       -----------------
     one year from 16 Jan 1996    US$6.375        200,000
     one year from 16 Jan 1997    US$6.375        200,000
     one year from 16 Jan 1998    US$6.375        200,000
                                                  -------
                                                  600,000

     5.2 If Director dies or as defined in Section 11.1(e) below becomes totally disabled, then in addition to any Options that have vested in any previous year(s) of employment hereunder, the amount of One Hundred Thousand (100,000) Options will be deemed vested in Director if Director has completed less than one hundred eighty-three (183) calendar days of employment for the relevant year and the amount of Two Hundred Thousand (200,000) Options will be deemed vested in Director if Director has completed more than one hundred eighty-three (183) calendar days of employment for the relevant year. Any Options that have vested as of the date that Director dies or becomes totally disabled may be exercise by Director's estate, heirs, successors or assigns, prior to such Option's expiration as described in Section 1.1 above.

     5.3 If Director's employment with the Company is terminated, then in addition to any Options that have vested in any previous year(s) of employment hereunder, the amount of Options accrue from day to day will also be deemed vested in Director up to the last day of employment for the relevant year. Any Options that have vested in Director during his employment may be exercise by him or his estate, heirs, successors or assigns at any time prior to such Option's expiration as described in
     Section 1.1 above notwithstanding that he no larger works for the Company.

     5.4 Upon the written request of the Director or his estate, heirs, successors, or assigns, at any time during the ten (10) year period that commences after 16 Jan 1997, the Company shall file with the Securities and Exchange Commission all necessary Forms and Registration Statements covering that amount of shares of the common stock of Sunbase Asia, Inc. which are issued to the Director hereunder.

     6.      EXPENSES
             --------

             The Company shall reimburse to the Director all reasonable travel, accommodation, entertainment and other out-of-pocket expenses which he may from time to time properly incur in the exercise of his duties hereunder PROVIDED THAT the Company shall be entitled to require such expenses to be duly vouched by written evidence.

     7.      INSURANCE
             ---------

     7.1 The Company shall take out such liability insurance coverage as approved by the Board to protect the Director of his position of being a Director and Officer of the Company. In the event that no sufficient liability coverage is arranged by the Company, any losses of the Director's personal assets not covered by insurance shall be indemnifiable by the Company.

     8.      SICKNESS OR DISABILITY
             ----------------------

     8.1 First class Medical benefits are to be provided to the Director, his spouse and unmarried children under the age of 18. The Board may determine whether it wish to take out a comprehensive healthcare coverage such as the BUPA Gold medical scheme or such other less comprehensive medical care and hospitalization schemes but to reimburse the Director of any excess not covered.

     8.2 The Company shall continue to pay the Director his full remuneration if the Director is absent from work on medical grounds for a consecutive period of 90 working days or for any aggregate period of 120 working days in any period of 6 months provided that the

     Director shall, if required, supply the Company with medical certificates covering his period or periods of absence.

     8.3 In the event of the Director being prevented by illness or incapacity from performing his duties hereunder for a consecutive period of 90 working days or for any aggregate period of 120 working days in any period of 6 months the Company may terminate this Agreement in accordance with the provisions of Clause 11.

     9.      HOLIDAYS
             --------

     9.1     The holiday year is from 1st January to 31st December.

     9.2 The Director will be entitled during every holiday year to the following holidays, during which his salary will continue to be paid:

             (a)  statutory holidays in Hong Kong; and

             (b)  28 working days' holiday (exclusive of statutory holidays).

     9.3 The overriding decision as to when holiday entitlement may be taken lies with the Board.

     9.4 Any holiday not taken by the end of the relevant holiday may be carried forward or be paid in lieu provided agreed in writing by the Board.

     9.5 For the calendar year during which the employment commences the Director shall be entitled to such proportion of his annual holiday entitlement as the period of his employment for such year shall bear to one calendar year.

     10.     CONFIDENTIAL INFORMATION
             ------------------------

     10.1 The Director shall not either during his appointment or at any time after its termination:

             (a) disclose to any person or persons (except to those authorized by the Company to know);

             (b) use for his own purposes or for any purposes other than those of the Company; and

             (c) through any failure to exercise all due care and diligence cause any unauthorized disclosure of any private, confidential or secret information of the Company (including, without limitation, lists or details of customers of the Company or relating to the working of any process or intervention carried on or used by the Company) which he has obtained by virtue of his appointment or in respect of which the Company is bound by an obligation of confidence to a third party. These restrictions shall cease to apply to information or knowledge which may (otherwise than through the default of the Director) become available to the public generally.

     10.2 The provisions of clause 10.1 shall apply mutatis mutandis in relation to the private, confidential or secret information of each Associated Company which the Director may have received or obtained during his appointment and the Director shall upon request enter into an enforceable agreement with any such company to the like effect.

     10.3 All notes, memoranda, records and writing made by the Director relating to the Business of the Company or its Associated Company shall be and remain the property of the Company or Associated Company to whose business they relate and shall be delivered by him to the company to which they belong forthwith upon request.

     10.4 Without prejudice to the generality of this clause all notes, memoranda, records or other written information which are marked as being private, confidential or secret shall be treated as private, confidential or secret (as the case may be) for the purposes of this clause.

     11.     TERMINATION
             -----------

     11.1 The Company may without prejudice to any remedy which it may have against the Director for the breach or non-performance of any of the provisions of this Agreement, by notice in writing to him forthwith terminate the employment of the Director if he:

             (a) is guilty of misconduct or conduct likely to be prejudicial to the Company or if he commits any act of dishonesty or serious breach of his obligations hereunder or repeated or continued (after warning) breaches of his obligations hereunder or he becomes bankrupt or makes any composition or enters into any deed of arrangement with his creditors;

             (b) becomes a patient as defined in the Mental Health Ordinance (Cap. 136) of the Laws of Hong Kong;

             (c) is convicted of any criminal offence (other than an offence under road traffic legislation in Hong Kong or elsewhere); or

             (d) is prevented by illness or otherwise from performing his duties hereunder for a consecutive period of 90 working days or for any aggregate period of 120 working days in any period of 6 months.

     11.2 If before the expiration of this Agreement the employment of the Director hereunder shall be terminated by reason of the liquidation of the company for the purposes of the amalgamation or reconstruction or as part of any arrangement for the amalgamation of the undertaking of the Company not involving liquidation and the Director shall be offered employment with the amalgamated or reconstructed company on terms generally not less favourable than the terms of this Agreement the Director shall have no claim against the Company in respect of the termination of his employment by the Company.

     11.3 If during his employment hereunder the Director shall (otherwise than by reason of death or resignation) cease to be a director of the Company his employment hereunder shall continue as if it had been to the office of a manager of the Company.

     11.4 The Company reserves the right to pay to the Director his basic salary (at the rate then current) for the unexpired portion of the duration of his appointment or in lieu of his entitlement to notice as provided for in Clause 2.2 (as the case may be).

     11.5 If either party to this Agreement shall terminate the Director's employment on notice in accordance with Clause 2.2 then the Company hereby reserve the right to require the Director and the Director agrees not to work at his place of work during any such notice period. During any period in which the Director is required not to work at his place of work in accordance with this clause the Company shall continue to comply with its obligations under the terms of this Agreement and in particular, but without limitation, shall continue to remunerate the Director throughout the notice period in the normal manner. The Director shall throughout any such period in which he is not required to work at his place of work continue to be an employee of the Company and shall not, without limitation, seek any alternative employment of whatsoever nature or howsoever arising with any other company, firm or person during such period without the express consent in writing of the Board.

     12.     SUSPENSION
             ----------

             Notwithstanding the provisions of Clause 3 of this Agreement the Company shall be under no obligation to vest in or assign to the Director any powers or duties or to provide any work for the Director and the Company may at any time or from time to time suspend the Director from the performance of his duties or exclude him from any premises of the Company, but salary shall not cease to be payable by reason only of that suspension or exclusion of the Director unless and until his employment under this Agreement shall be terminated under any provision of this Agreement.

     13.     OBLIGATIONS UPON TERMINATION OF EMPLOYMENT
             ------------------------------------------

             Upon the termination of his employment hereunder for any cause whatsoever the Director shall:

             (a) immediately delivery top the Company all documents, accounts, records, programs and other items of whatsoever nature or description which may be in his possession or under his control which relate in any way to the Business of the company or of any Associated Company and no copies of any such documents as aforesaid or any part thereof shall be retained by him;

             (b) if so requested send to the Company Secretary a signed statement confirming that he has complied with Clause 14.1;

             (c)  at any time at the request of the Board:

                  (i) resign without compensation from office as a director of the Company or any Associated Company as the Director may hold at the time of such request; and

                  (ii) transfer any shares in the Company or any Associated Company which the Director holds as nominee to such other person as the Board may direct and should the Director fail so to do the Company is HEREBY IRREVOCABLY
                                                              ------------------
                        APPOINTED by way of security for the performance of the
                        ---------
                        Director's obligations hereunder as the Director's attorney to sign any documents and perform any other acts as are required to give effect hereto; and

             (d) not at any time represent himself as being employed by or connected with the Company or any Associated Company.

     14.     RESTRICTIONS AFTER TERMINATION
             ------------------------------

     14.1 The Director agrees that for a period of 2 years after termination of his employment hereunder (howsoever caused) he shall not within the Prohibited Area (as hereinafter defined):

             (a) be directly or indirectly engaged, concerned or interested whether as director, principal, agent, partner, consultant, shareholder, employee or otherwise in any other business of whatever kind which is wholly or partly in competition with the Business of the Company.

             (b) accept employment in any executive with any business concern which is wholly or partly in competition with the Business of the Company;

             (c) provide advice to any business concern which is wholly or partly in competition with the Business of the Company; or

     14.2 The Director shall not within the Prohibited Area for a period of 12 months after the termination of his period of his employment hereunder (howsoever that comes about and whether lawfully or not) directly or indirectly and whether on his own behalf or on behalf of any other business concern, person, partnership, firm, company or other body which is wholly or party in competition with the Business of the Company:

             (a) canvass, solicit or approach or caused to be canvassed or solicited or approached for business any person or persons who at the date of the termination of the Directors' appointment is or was a client or customer of the Company or was in the habit of dealing with the Company;

             (b) solicit or entice or endeavour to solicit or entice away from the Company any person employed by the Company at the date of such termination; or

             (c) employ any person who was employed by the Company during the last 12 months of the Director's employment hereunder.

     14.3 The Director hereby convenants with the Company (acting on its own behalf and as trustee for each Associated Company) that he will perform and observe in relation to each such Associated Company the several convenants set out in the subclause and this convenant shall be construed and enforceable as a separate convenant in relation to each such Associated Company.

     14.4 It is agreed that the restrictions contained in this clause are considered reasonable by the parties but in the event that any such restrictions shall be found to be void but would be valid if some part thereof were deleted or the period or area of application reduced such restrictions shall apply with such modification as may be necessary to make them valid and effective.

     14.5    In this clause "the Prohibited Areas" means Hong Kong.

     14.6 It is hereby agreed and declared that each of the convenants contained in the preceding sub-clauses on the part of the Director shall be a separate convenant and shall be construed and enforceable as a separate convenant.

     15.     GRIEVANCE AND DISCIPLINARY PROCEDURE
             ------------------------------------

             In the event of the Director wishing to seek redress for any grievance relating to his employment or if he is dissatisfied with any disciplinary decision relating to him he should first apply in person to the Chairman of the Company. The Director must then promptly answer (in writing if required) such questions (if any) as the Chairman or the Board wishes to put to him on the matter before the Board comes to a decision. The decision of the Board on such matter shall be final.

     16.     NOTICES
             -------

             Any notice to be given hereunder must be in writing. Notice to the Director will be sufficiently served by being delivered personally to him or by being sent by registered post addressed to him at his usual or last known place of abode. Notice to the Company shall be sufficiently served by being delivered to the Company Secretary or by being sent by registered post to the registered office of the Company. Any notice is so posted shall be deemed served upon the second day following that on which it was posted if not actually received sooner.

      17.    CANCELLATION OF PREVIOUS AGREEMENTS
             -----------------------------------

             As from the Commencement Date all previous agreements or arrangements (whether written or oral, express or implied) between the Company and the Director relating to the employment of the Director by the Company shall be deemed to have been cancelled.

     18.     GOVERNING LAW, JURISDICTION
             ---------------------------

             This Agreement is governed by and is to be construed in accordance with the laws of Hong Kong and the parties hereby agree to submit to the non-exclusive jurisdiction of the courts of Hong Kong.

     19.     CONTINUANCE OF TERMS
             --------------------

             The expiration or determination of this Agreement howsoever arising shall not affect such of the provisions hereof as are expressed to operate or have effect after the termination of this Agreement.

             IN WITNESS whereof the Director has been signed by or on behalf of the parties hereto the day and year first before written.

                                         For and on behalf of
                                         SUNBASE ASIA, INC.


                                         _______________________________________
                                                         Authorized Signature(s)
     SIGNED by                         )
     on behalf of the Company          )
     in the presence of:               )



     SIGNED, SEALED AND DELIVERED      )
     by the Director in the            )
     presence of:                      )